Exhibit 3.16

FORM 52-109F1
CERTIFICATION OF ANNUAL FILINGS
FULL CERTIFICATE

I, Eric Lefebvre, Chief Financial Officer of MTY Food Group Inc, certify the following:

1. Review: I have reviewed the AIF, if any, annual financial statements and annual MD&A, including, for greater certainty, all documents and information that are incorporated by reference in the AIF (together, the “annual filings”) of MTY Food Group Inc. (the “issuer”) for the financial year ended November 30, 2017.

2. No misrepresentations: Based on my knowledge, having exercised reasonable diligence, the annual filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, for the period covered by the annual filings.

3. Fair presentation: Based on my knowledge, having exercised reasonable diligence, the annual financial statements together with the other financial information included in the annual filings fairly present in all material respects the financial condition, financial performance and cash flows of the issuer, as of the date of and for the periods presented in the annual filings.

4. Responsibility: The issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (DC&P) and internal control over financial reporting (ICFR), as those terms are defined in National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings, for the issuer.

5. Design: Subject to the limitations, if any, described in paragraphs 5.2 and 5.3, the issuer’s other certifying officer(s) and I have, as at the financial year end

a.	designed DC&P, or caused it to be designed under our supervision, to provide reasonable assurance that

i.	material information relating to the issuer is made known to us by others, particularly during the period in which the annual filings are being prepared; and

ii.

information required to be disclosed by the issuer in its annual filings, interim filings or other reports filed or submitted by it under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and

b.

designed ICFR, or caused it to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer’s GAAP.

5.1 Control framework: The control framework the issuer’s other certifying officer(s) and I used to design the issuer’s ICFR is Internal Control – Integrated Framework (COSO Framework 2013) published by The Committee of Sponsoring Organization of the Treadway Commission.

5.2 ICFR – material weakness relating to design: The issuer has disclosed in its annual MD&A for each material weakness relating to design existing at the financial year end

(a)	a description of the material weakness;

(b)	the impact of the material weakness on the issuer’s financial reporting and its ICFR; and

(c)	the issuer’s current plans, if any, or any actions already undertaken, for remediating the material weakness.

5.3 Limitation on scope of design: The issuer has disclosed in its annual MD&A

a.	the fact that the issuer’s other certifying officer(s) and I have limited the scope of our design of DC&P and ICFR to exclude controls, policies and procedures of

i.	N/A;

ii.	a special purpose entity in which the issuer has an interest; or

iii.	a business that the issuer acquired not more than 365 days before the issuer’s financial year end; and

b.

summary financial information about the proportionately consolidated entity, special purpose entity or business that the issuer acquired that has been proportionately consolidated or consolidated in the issuer’s financial statements.

6. Evaluation: The issuer’s other certifying officer(s) and I have

a.

evaluated, or caused to be evaluated under our supervision, the effectiveness of the issuer’s DC&P at the financial year end and the issuer has disclosed in its annual MD&A our conclusions about the effectiveness of DC&P at the financial year end based on that evaluation; and

b.	evaluated, or caused to be evaluated under our supervision, the effectiveness of the issuer’s ICFR at the financial year end and the issuer has disclosed in its annual MD&A

i.	our conclusions about the effectiveness of ICFR at the financial year end based on that evaluation; and

ii.	for each material weakness relating to operation existing at the financial year end

A.	a description of the material weakness;

B.	the impact of the material weakness on the issuer’s financial reporting and its ICFR; and

C.	the issuer’s current plans, if any, or any actions already undertaken, for remediating the material weakness.

7. Reporting changes in ICFR: The issuer has disclosed in its annual MD&A any change in the issuer’s ICFR that occurred during the period beginning on September 1, 2017 and ended on November 30, 2017 that has materially affected, or is reasonably likely to materially affect, the issuer’s ICFR.

8. Reporting to the issuer’s auditors and board of directors or audit committee: The issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of ICFR, to the issuer’s auditors, and the board of directors or the audit committee of the board of directors any fraud that involves management or other employees who have a significant role in the issuer’s ICFR.

Date: February 15, 2018

“Eric Lefebvre”
Eric Lefebvre
Chief Financial Officer